ENERGIZER HOLDINGS, INC.
                             FINANCIAL PLANNING PLAN


                              I.       DEFINITIONS
1.1 "Affiliated Company" means Energizer Holdings, Inc., those domestic corporations in which Energizer Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designed by the Committee. "Board" means the Board of Directors of Energizer Holdings, Inc. "Committee" means the Committee appointed to administer the Plan, its designee, or any successor to such Committee.
"Company"  means  Energizer  Holdings,  Inc.
"Eligible Employee" means an Employee who meets the requirements for coverage under Section 2.1 of the Plan.
"Employee" means a person employed by the Company or an Affiliated Company and who is one of a select group of management or highly-compensated employees. "Plan" means the Energizer Holdings, Inc. Financial Planning Plan.
     1.8 "Plan Year" means the twelve consecutive month period ending on December 31.

                              II.       ELIGIBILITY
Eligible  Employees.  The  class  of  Employees eligible for coverage under this
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Plan  consists  of:
(a)     Principal  Corporate  Officers  of  the  Company  and/or  an  Affiliated
Company;
(b) Vice Presidents of the administrative and operating divisions of the Company and/or an Affiliated Company;
(c) Principal Officers of major affiliates of the Company or an Affiliated Company; and
(d)     non-officer  executives  authorized  by  the  Committee.
Termination of Participation.  An Eligible Employee shall cease participating in
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the  Plan  as  of  the date the Eligible Employee terminates employment with the
Company and all Affiliated Companies. Provided, however, if an Eligible Employee dies while actively employed, such Eligible Employee shall cease participating in the Plan as of the one-year anniversary of the Eligible Employee's death.
                               III.       BENEFITS
Amount  of  Reimbursement.  The  Eligible  Employee  shall select the advisor or
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advisors  to  perform  the  services described in Section 3.2.  The Company will reimburse the Eligible Employee in an amount equal to 80% of the expenses incurred by the Eligible Employee for the services performed in accordance with
Section 3.2. Eligible Employees shall submit requests for reimbursement to the Committee.
     The maximum amount that will be reimbursed for expenses performed in accordance with Section 3.2 shall be as follows:

     First                 Subsequent            Maximum
     Plan  Year            Plan  Year            Plan  Year
     Reimbursable          Reimbursable          Carryforward
          Amount               Amount               Amount
          ------               ------               ------

     Principal
     Corporate  Officers     $8,000     $6,000     $6,000

     Vice  Presidents  of     $5,000     $4,000     $4,000
     designated  divisions
     and  subsidiaries

     The Plan is administered on a Plan Year basis. Any qualifying bill for the first Plan Year during which the Employee became an Eligible Employee may be submitted for retroactive reimbursement up to the maximum first Plan Year reimbursable amount.

     The reimbursable amounts for the first two Plan Years can be combined and paid out at any time during the first two Plan Years of eligibility, allowing even greater flexibility in initiating a comprehensive individualized program with potentially high "start-up" costs.

     Beginning with the third Plan Year the Employee is an Eligible Employee, his/her annual reimbursable limit or any portion thereof which might be unused will be the maximum carryforward amount to be applied the Plan Year only.

     If an Eligible Employee dies while an active Employee, the estate of the Eligible Employee may be reimbursed for expenses incurred for the Covered
Services described below for the one-year period following the Eligible Employee's death.

3.1     Reimbursable  Expenses.  An  Eligible  Employee  shall be reimbursed for
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expenses  incurred  for  the  Covered  Services  described  below:
Overall  financial  planning  related  to:
-     Investments
-     Cash  flow  and  budgeting
-     Estate
-     Tax
-     Retirement
-     Insurance  needs  analysis
-     Educational  funding
-     Company  compensation  and  benefits

Preparation  of  legal  documents:
-     Wills
-     Trusts
-     Tax  Returns

Personal  Computer  Software  Programs  for:
-     Tax  compliance
-     Cash  flow  and  budgeting
- Other topics related to overall financial planning or the preparation of legal documents.

Excluded  Services.  An  Eligible  Employee shall not be reimbursed for expenses
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incurred  for  the  Excluded  Services  described  below:
Financial service commissions such as broker's fees and mutual fund fees. Fees related to the Eligible Employee's (or spouse's) "active" financial interest or legal obligations in any outside business, except to the extent of direct impact on the executive's tax returns.
Trust  fees  to  banks  or  other  financial  institutions.

                   IV.       TAX DEDUCTIBILITY AND WITHHOLDING
     Reimbursements made under this Plan are taxable income to the Eligible Employee and will be handled as such by the Company. Reimbursements are not used in calculating benefit earnings for Company benefit plans.

                       V.       AMENDMENT AND TERMINATION
     The Board and the Committee are each empowered to amend, modify or terminate this Plan at any time.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer this _____ day of ______________________, 2000.

     ENERGIZER  HOLDINGS,  INC.

     By:

     Title: